As filed with the Securities and Exchange Commission on December 12, 2011

Registration No. 333-176297

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 10

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FUSIONSTORM GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	4813	30-0594121
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8 Cedar Street, Suite 54A

Woburn, MA 01801

(781) 782-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James L. Monroe

FusionStorm Global Inc.

8 Cedar Street, Suite 54A

Woburn, MA 01801

(781) 782-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul Bork, Esq. Foley Hoag LLP 155 Seaport Boulevard #1600 Boston, MA 02210-2600 (617) 832-1000	Barbara L. Becker, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166-0193 (212) 351-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 under the Securities Exchange Act of 1934. (Check one):

Large Accelerated Filer  ☐         Accelerated Filer  ☐         Non-accelerated Filer  ☒        Smaller Reporting Company  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 10 to the Registration Statement is being filed solely for the purpose of amending Item 16 of “Part II—Information Not Required in Prospectus.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and the NASDAQ Global Market initial listing fee.

Amount to be Paid
SEC registration fee	$23,328
FINRA filing fee	22,174
NASDAQ Global Market initial listing fee	150,000
Printing and engraving	300,000
Legal fees and expenses	1,200,000
Accounting fees and expenses	1,800,000
Transfer agent and registrar fees	5,000
Miscellaneous fees and expenses	2,033,068

Total	$5,533,570

Item 14. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) arising under Section 174 of the Delaware General Corporation Law, which provides for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation, which will be in effect immediately prior to the completion of this offering, will eliminate the personal liability of directors to the fullest extent permitted by the

Delaware General Corporation Law. This provision in the amended and restated certificate of incorporation does not eliminate the directors’ or officers’ fiduciary duty, and in appropriate circumstances, equitable remedies like injunctive or other forms of non-monetary relief will remain available under Delaware law. This provision also does not affect a director’s or officer’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

We intend to enter into indemnification agreements with our directors and officers, a form of which is attached as Exhibit 10.10 and incorporated by reference. The indemnification agreements provide our directors and officers with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. Reference is made to Section 8 of the underwriting agreement attached as Exhibit 1.1 to this Registration Statement, which provides for indemnifying our directors and officers against limited liabilities.

Our amended and restated bylaws, which will be in effect upon the completion of this offering, provide for mandatory indemnification of our directors and officers to the maximum extent permitted by the Delaware General Corporation Law, provided that, except with respect to proceedings to enforce rights to indemnification, the Company will indemnify our directors and officers in connection with a proceeding initiated by such indemnitee only if the proceeding was authorized by our Board of Directors. Our amended and restated bylaws also provide that we are authorized to purchase directors’ and officers’ liability insurance, which we will maintain effective not later than the effectiveness of the registration statement to cover our directors and executive officers.

Please see Section 8 of the underwriting agreement relating to this offering, filed as Exhibit 1.1 to this Registration Statement, for indemnification arrangements between us and the underwriters.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this Registration Statement, we have issued the following securities that were not registered under the Securities Act:

On November 19, 2009, pursuant to the exemption from registration provided under Section 4(2) of the Securities Act, we issued 16,000,000 shares of common stock (after giving effect to our stock split) to Bluefin Management, LLC, a Delaware limited liability company and our sole stockholder, for an aggregate price of $1, in connection with our incorporation in Delaware.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit Number	Description of Document

1.1	Underwriting Agreement

†2.1	Agreement and Plan of Merger by and among Synergy Acquisition Corp., FS Merger Sub, Inc., fusionstorm, and John G. Varel in his capacity as the designated representative of the holders of fusionstorm capital stock, dated as of May 14, 2011

†2.2	Amendment No. 1 to Agreement and Plan of Merger by and among FusionStorm Global Inc. (f/k/a Synergy Acquisition Corp.), FS Merger Sub, Inc., fusionstorm and John G. Varel in his capacity as the designated representative of the holders of fusionstorm capital stock, dated as of June 20, 2011

2.3	Voting Agreement dated as of May 14, 2011 by and among Synergy Acquisition Corp., FS Merger Sub, Inc., John G. Varel, individually and as Trustee of The John G. Varel Trust, dated June 13, 2008, Hummer Winblad Venture Partners IV, L.P., Hummer Winblad Venture Partners V, L.P. and Hummer Winblad Venture Partners VI, L.P.

†2.4	Stock Purchase Agreement by and among Synergy Acquisition Corp., Global Technology Resources, Inc., the Stockholders of Global Technology Resources, Inc. and Glen Smith as the Shareholders’ Representative, dated as of May 31, 2011

Exhibit Number	Description of Document

†2.5	Stock Purchase Agreement by and among Synergy Acquisition Corp., Red River Computer Co., Inc. and the Stockholders of Red River Computer Co., Inc., dated as of June 2, 2011

†2.6	Amendment No. 2 to Agreement and Plan of Merger by and among FusionStorm Global Inc. (f/k/a Synergy Acquisition Corp.), FS Merger Sub, Inc., fusionstorm and John G. Varel in his capacity as the designated representative of the holders of fusionstorm capital stock, dated as of October 3, 2011

2.7	Amendment No. 1 to Stock Purchase Agreement by and among FusionStorm Global Inc. (f/k/a Synergy Acquisition Corp.), Red River Computer Co., Inc., each of the Stockholders of Red River Computer Co., Inc. and Richard A. Bolduc as representative of the Stockholders of Red River Computer Co., Inc., dated as of December 9, 2011

†3.1	Certificate of Incorporation of Synergy Acquisition Corp.

†3.2	Certificate of Amendment to Certificate of Incorporation of Synergy Acquisition Corp., dated May 24, 2011

†3.3	Proposed form of Amended and Restated Certificate of Incorporation of FusionStorm Global Inc. (to become effective as of immediately prior to the closing of the offering)

†3.4	By-Laws of Synergy Acquisition Corp.

†3.5	Proposed form of Amended and Restated By-Laws of FusionStorm Global Inc. (to become effective as of the closing of the offering)

†4.1	Reference is made to Exhibits 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 and 2.7

4.2	Specimen certificate for common stock of FusionStorm Global Inc.

5.1	Opinion of Foley Hoag LLP

10.1	FusionStorm Global Inc. 2011 Equity Incentive Plan

†10.2	Employment Agreement by and between fusionstorm and John G. Varel, dated as of January 1, 2010

†10.3	Employment Agreement by and between fusionstorm and Daniel Serpico, dated as of January 1, 2010

†10.4	Form of Employment Agreement between the Registrant and Daniel Serpico, to be dated as of the date of the closing of the offering

†10.5	Form of Employment Agreement between the Registrant and Michael Soja, to be dated as of the date of the closing of the offering

†10.6	Form of Employment Agreement between the Registrant and Neil McLaughlin, to be dated as of the date of the closing of the offering

†10.7	Form of Employment Agreement between Red River Computer Co., Inc. and Richard K. Bolduc, to be dated as of the date of the closing of the offering

†10.8	Form of Employment Agreement between Global Technology Resources, Inc. and Gregory Byles, to be dated as of the date of the closing of the offering

†10.9	Form of Employment Agreement between Global Technology Resources, Inc. and Glenn Smith, to be dated as of the date of the closing of the offering

†10.10	Form of Indemnification Agreement between the Registrant and Directors and Executive Officers thereof

†10.11	Lease by and between Franklin Oaks Equity Partners, LLC and fusionstorm, dated as of September 14, 2006

†10.12	Lease Agreement between Transamerica Realty Services, LLC and fusionstorm, dated July 15, 2005

†10.13	First Amendment to Office Lease between Transamerica Realty Services, LLC and fusionstorm, dated as of January 5, 2010

†10.14	Asset Purchase Agreement by and among fusionstorm, Jeskell Systems, LLC and Jeskell Incorporated, dated October 22, 2010

Exhibit Number	Description of Document

†10.15	Settlement Agreement and Release by and among fusionstorm, John Varel, PC Specialists dba Technology Integration Group and the other parties thereto, dated August 17, 2010

†10.16	Repayment Agreement by and among fusionstorm, John Varel, PC Specialists dba Technology Integration Group and the other parties thereto, dated November 9, 2010

†10.17	Settlement Agreement and Mutual Release by and between MTI Technology Corporation, fusionstorm, John Varel, Daniel R. Serpico and the other parties thereto, dated August 27, 2010.

†10.18	Office Lease between LUI Denver Broadway, LLC and Global Technology Resources, Inc., dated August 13, 2007

†10.19	First Amendment to Office Lease between LUI Denver Broadway, LLC and Global Technology Resources, Inc., dated October 4, 2007

†10.20	Second Amendment to Office Lease between LUI Denver Broadway, LLC and Global Technology Resources, Inc., dated November 19, 2007

†10.21	Office Lease between BVS Partners, LLC and Global Technology Resources, Inc., dated August 15, 2010

†10.22	Commercial Lease Between Wainshal Mill Leasing Company LLC and RRCC Realty, LLC, with Red River Computer Co., Inc. as Approved Subtenant, dated May 8, 2008

†10.23	First Amendment to Commercial Lease Between Wainshal Mill Leasing Company LLC and RRCC Realty, LLC, with Red River Computer Co., Inc. as Approved Subtenant

†10.24	Rent Schedule between RRCC Realty LLC and Red River Computer Co., Inc., dated June 1, 2010

†10.25	Letter agreement between Monroe & Company, LLC and FusionStorm Global Inc. (f/k/a Synergy Acquisition Corp.), dated November 19, 2009

†10.26	Form of Employment Agreement between Global Technology Resources, Inc. and Timothy Rod, to be dated as of the date of the closing of the offering

10.27	Business Financing Agreement between GE Commercial Distribution Finance Corporation and fusionstorm, dated September 30, 2009

10.28	Inventory Financing Agreement between GE Commercial Distribution Finance Corporation and fusionstorm, dated September 30, 2009

10.29	Addendum to Inventory Financing Agreement and Business Financing Agreement between GE Commercial Distribution Finance and fusionstorm, dated September 30, 2009

10.30	Amendment No. 1 to the Addendum to Inventory Financing Agreement and Business Financing Agreement with Consent to Business Financing Agreement between fusionstorm and GE Commercial Distribution Finance Corporation, dated April 9, 2010

10.31	Amendment No. 2 to the Addendum to the Inventory Financing Agreement and the Business Financing Agreement, and to the Inventory Financing Agreement and the Business Financing Agreement between fusionstorm and GE Commercial Distribution Finance Corporation, effective as of August 10, 2011

10.32	Forbearance Agreement between fusionstorm and GE Commercial Distribution Finance Corporation, dated August 26, 2010

10.33	First Amendment to Forbearance Agreement and Loan Agreement between fusionstorm and GE Commercial Finance Corporation, dated November 9, 2010

10.34	Second Amendment to Forbearance Agreement between fusionstorm and GE Commercial Distribution Finance Corporation, effective March 9, 2011

10.35	Third Amendment to Forbearance Agreement between fusionstorm and GE Commercial Distribution Finance Corporation, effective May 31, 2011

Exhibit Number	Description of Document

10.36	Business Financing Agreement between GE Commercial Distribution Finance Corporation and Global Technology Resources, Inc., dated June 16, 2010

10.37	Inventory Financing Agreement between GE Commercial Distribution Finance Corporation and Global Technology Resources, Inc., dated June 16, 2010

10.38	Addendum to Business Financing Agreement and Inventory Financing Agreement between GE Commercial Distribution Finance and Global Technology Resources, Inc., dated June 16, 2010

10.39	Business Financing Agreement between GE Commercial Distribution Finance Corporation and Red River Computer Co., Inc., dated August 18, 2011

10.40	Inventory Financing Agreement between GE Commercial Distribution Finance Corporation and Red River Computer Co., Inc., dated March 23, 2010

10.41	Paydown Amendment to Inventory Financing Agreement between GE Commercial Distribution Finance Corporation and Red River Computer Co., Inc., dated March 23, 2010

10.42	Amendment to Inventory Financing Agreement and Business Financing Agreement between GE Commercial Distribution Finance and Global Technology Resources, Inc., dated September 13, 2011

†21.1	List of Subsidiaries

†23.1	Consent of McGladrey & Pullen, LLP

†23.2	Consent of Ehrhardt Keefe Steiner & Hottman PC

†23.3	Consent of Foley Hoag LLP (included in Exhibit 5.1)

†24.1	Power of Attorney (contained on page II-5 of the Registration Statement filed on August 12. 2011)

†	Previously filed.

(b)	Financial Statement Schedules

All schedules are omitted because they are not applicable or the required information is shown in our financial statements and related notes.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, FusionStorm Global Inc. has duly caused this Amendment No. 10 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Massachusetts, on this 12th day of December, 2011.

FUSIONSTORM GLOBAL INC.

By:	/s/ James L. Monroe
James L. Monroe Chairman of the Board of Directors and President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 10 to the Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ James L. Monroe James L. Monroe	Chairman of the Board of Directors, President (Principal Executive Officer), Treasurer (Principal Financial and Accounting Officer) and Director	December 12, 2011

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Underwriting Agreement

†2.1	Agreement and Plan of Merger by and among Synergy Acquisition Corp., FS Merger Sub, Inc., fusionstorm, and John G. Varel in his capacity as the designated representative of the holders of fusionstorm capital stock, dated as of May 14, 2011

†2.2	Amendment No. 1 to Agreement and Plan of Merger by and among FusionStorm Global Inc. (f/k/a Synergy Acquisition Corp.), FS Merger Sub, Inc., fusionstorm and John G. Varel in his capacity as the designated representative of the holders of fusionstorm capital stock, dated as of June 20, 2011

2.3	Voting Agreement dated as of May 14, 2011 by and among Synergy Acquisition Corp., FS Merger Sub, Inc., John G. Varel, individually and as Trustee of The John G. Varel Trust, dated June 13, 2008, Hummer Winblad Venture Partners IV, L.P., Hummer Winblad Venture Partners V, L.P. and Hummer Winblad Venture Partners VI, L.P.

†2.4	Stock Purchase Agreement by and among Synergy Acquisition Corp., Global Technology Resources, Inc., the Stockholders of Global Technology Resources, Inc. and Glen Smith as the Shareholders’ Representative, dated as of May 31, 2011

†2.5	Stock Purchase Agreement by and among Synergy Acquisition Corp., Red River Computer Co., Inc. and the Stockholders of Red River Computer Co., Inc., dated as of June 2, 2011

†2.6	Amendment No. 2 to Agreement and Plan of Merger by and among FusionStorm Global Inc. (f/k/a Synergy Acquisition Corp.), FS Merger Sub, Inc., fusionstorm and John G. Varel in his capacity as the designated representative of the holders of fusionstorm capital stock, dated as of October 3, 2011

2.7	Amendment No. 1 to Stock Purchase Agreement by and among FusionStorm Global Inc. (f/k/a Synergy Acquisition Corp.), Red River Computer Co., Inc., each of the Stockholders of Red River Computer Co., Inc. and Richard A. Bolduc as representative of the Stockholders of Red River Computer Co., Inc., dated as of December 9, 2011

†3.1	Certificate of Incorporation of Synergy Acquisition Corp.

†3.2	Certificate of Amendment to Certificate of Incorporation of Synergy Acquisition Corp., dated May 24, 2011

†3.3	Proposed form of Amended and Restated Certificate of Incorporation of FusionStorm Global Inc. (to become effective as of immediately prior to the closing of the offering)

†3.4	By-Laws of Synergy Acquisition Corp.

†3.5	Proposed form of Amended and Restated By-Laws of FusionStorm Global Inc. (to become effective as of the closing of the offering)

†4.1	Reference is made to Exhibits 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 and 2.7

4.2	Specimen certificate for common stock of FusionStorm Global Inc.

5.1	Opinion of Foley Hoag LLP

10.1	FusionStorm Global Inc. 2011 Equity Incentive Plan

†10.2	Employment Agreement by and between fusionstorm and John G. Varel, dated as of January 1, 2010

†10.3	Employment Agreement by and between fusionstorm and Daniel Serpico, dated as of January 1, 2010

†10.4	Form of Employment Agreement between the Registrant and Daniel Serpico, to be dated as of the date of the closing of the offering

†10.5	Form of Employment Agreement between the Registrant and Michael Soja, to be dated as of the date of the closing of the offering

†10.6	Form of Employment Agreement between the Registrant and Neil McLaughlin, to be dated as of the date of the closing of the offering

Exhibit Number	Description of Document

†10.7	Form of Employment Agreement between Red River Computer Co., Inc. and Richard K. Bolduc, to be dated as of the date of the closing of the offering

†10.8	Form of Employment Agreement between Global Technology Resources, Inc. and Gregory Byles, to be dated as of the date of the closing of the offering

†10.9	Form of Employment Agreement between Global Technology Resources, Inc. and Glenn Smith, to be dated as of the date of the closing of the offering

†10.10	Form of Indemnification Agreement between the Registrant and Directors and Executive Officers thereof

†10.11	Lease by and between Franklin Oaks Equity Partners, LLC and fusionstorm, dated as of September 14, 2006

†10.12	Lease Agreement between Transamerica Realty Services, LLC and fusionstorm, dated July 15, 2005

†10.13	First Amendment to Office Lease between Transamerica Realty Services, LLC and fusionstorm, dated as of January 5, 2010

†10.14	Asset Purchase Agreement by and among fusionstorm, Jeskell Systems, LLC and Jeskell Incorporated, dated October 22, 2010

†10.15	Settlement Agreement and Release by and among fusionstorm, John Varel, PC Specialists dba Technology Integration Group and the other parties thereto, dated August 17, 2010

†10.16	Repayment Agreement by and among fusionstorm, John Varel, PC Specialists dba Technology Integration Group and the other parties thereto, dated November 9, 2010

†10.17	Settlement Agreement and Mutual Release by and between MTI Technology Corporation, fusionstorm, John Varel, Daniel R. Serpico and the other parties thereto, dated August 27, 2010.

†10.18	Office Lease between LUI Denver Broadway, LLC and Global Technology Resources, Inc., dated August 13, 2007

†10.19	First Amendment to Office Lease between LUI Denver Broadway, LLC and Global Technology Resources, Inc., dated October 4, 2007

†10.20	Second Amendment to Office Lease between LUI Denver Broadway, LLC and Global Technology Resources, Inc., dated November 19, 2007

†10.21	Office Lease between BVS Partners, LLC and Global Technology Resources, Inc., dated August 15, 2010

†10.22	Commercial Lease Between Wainshal Mill Leasing Company LLC and RRCC Realty, LLC, with Red River Computer Co., Inc. as Approved Subtenant, dated May 8, 2008

†10.23	First Amendment to Commercial Lease Between Wainshal Mill Leasing Company LLC and RRCC Realty, LLC, with Red River Computer Co., Inc. as Approved Subtenant

†10.24	Rent Schedule between RRCC Realty LLC and Red River Computer Co., Inc., dated June 1, 2010

†10.25	Letter agreement between Monroe & Company, LLC and FusionStorm Global Inc. (f/k/a Synergy Acquisition Corp.), dated November 19, 2009

†10.26	Form of Employment Agreement between Global Technology Resources, Inc. and Timothy Rod, to be dated as of the date of the closing of the offering

10.27	Business Financing Agreement between GE Commercial Distribution Finance Corporation and fusionstorm, dated September 30, 2009

10.28	Inventory Financing Agreement between GE Commercial Distribution Finance Corporation and fusionstorm, dated September 30, 2009

10.29	Addendum to Inventory Financing Agreement and Business Financing Agreement between GE Commercial Distribution Finance and fusionstorm, dated September 30, 2009

Exhibit Number	Description of Document

10.30	Amendment No. 1 to the Addendum to Inventory Financing Agreement and Business Financing Agreement with Consent to Business Financing Agreement between fusionstorm and GE Commercial Distribution Finance Corporation, dated April 9, 2010

10.31	Amendment No. 2 to the Addendum to the Inventory Financing Agreement and the Business Financing Agreement, and to the Inventory Financing Agreement and the Business Financing Agreement between fusionstorm and GE Commercial Distribution Finance Corporation, effective as of August 10, 2011

10.32	Forbearance Agreement between fusionstorm and GE Commercial Distribution Finance Corporation, dated August 26, 2010

10.33	First Amendment to Forbearance Agreement and Loan Agreement between fusionstorm and GE Commercial Finance Corporation, dated November 9, 2010

10.34	Second Amendment to Forbearance Agreement between fusionstorm and GE Commercial Distribution Finance Corporation, effective March 9, 2011

10.35	Third Amendment to Forbearance Agreement between fusionstorm and GE Commercial Distribution Finance Corporation, effective May 31, 2011

10.36	Business Financing Agreement between GE Commercial Distribution Finance Corporation and Global Technology Resources, Inc., dated June 16, 2010

10.37	Inventory Financing Agreement between GE Commercial Distribution Finance Corporation and Global Technology Resources, Inc., dated June 16, 2010

10.38	Addendum to Inventory Financing Agreement and Business Financing Agreement between GE Commercial Distribution Finance and Global Technology Resources, Inc., dated June 16, 2010

10.39	Business Financing Agreement between GE Commercial Distribution Finance Corporation and Red River Computer Co., Inc., dated August 18, 2011

10.40	Inventory Financing Agreement between GE Commercial Distribution Finance Corporation and Red River Computer Co., Inc., dated March 23, 2010

10.41	Paydown Amendment to Inventory Financing Agreement between GE Commercial Distribution Finance Corporation and Red River Computer Co., Inc., dated March 23, 2010

10.42	Amendment to Inventory Financing Agreement and Business Financing Agreement between GE Commercial Distribution Finance and Global Technology Resources, Inc., dated September 13, 2011

†21.1	List of Subsidiaries

†23.1	Consent of McGladrey & Pullen, LLP

†23.2	Consent of Ehrhardt Keefe Steiner & Hottman PC

†23.3	Consent of Foley Hoag LLP (included in Exhibit 5.1)

†24.1	Power of Attorney (contained on page II-5 of the Registration Statement filed on August 12, 2011)

†	Previously filed.